Exhibit 4.1

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                                    INDENTURE

                              STAKE TECHNOLOGY LTD.

                                       and

                                  [TO BE NAMED]

                                     Trustee

                         Dated as of __________________

                                  $___________

                         ______% Debentures Due _______

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 Definitions and Rules of Construction; Applicability of the
          Trust Indenture Act .............................................    1

         Section 1.01 Definitions .........................................    1
         Section 1.02 Other Definitions ...................................    3
         Section 1.03 Rules of Construction ...............................    3
         Section 1.04 Trust Indenture Act .................................    3

ARTICLE 2 The Securities ..................................................    4

         Section 2.01 Form and Dating .....................................    4
         Section 2.02 Execution and Authentication ........................    4
         Section 2.03 Agents ..............................................    4
         Section 2.04 Paying Agent To Hold Money in Trust .................    4
         Section 2.05 Securityholder Lists ................................    5
         Section 2.06 Transfer and Exchange ...............................    5
         Section 2.07 Replacement Securities ..............................    5
         Section 2.08 Outstanding Securities ..............................    5
         Section 2.09 Treasury Securities Disregarded for Certain
                      Purposes ............................................    6
         Section 2.10 Temporary Securities ................................    6
         Section 2.11 Global Securities ...................................    6
         Section 2.12 Cancellation ........................................    6
         Section 2.13 Defaulted Interest ..................................    7

ARTICLE 3 Redemption ......................................................    7

         Section 3.01 Notice to Trustee ...................................    7
         Section 3.02 Selection of Securities To Be Redeemed ..............    7
         Section 3.03 Notice of Redemption ................................    8
         Section 3.04 Effect of Notice of Redemption ......................    8
         Section 3.05 Deposit of Redemption Price .........................    8
         Section 3.06 Securities Redeemed in Part .........................    9

ARTICLE 4 Covenants .......................................................    9

         Section 4.01 Payment of Securities ...............................    9
         Section 4.02 SEC Reports .........................................    9
         Section 4.03 Compliance Certificate ..............................    9
         Section 4.04 Notice of Certain Events ............................    9

ARTICLE 5 Successors ......................................................   10

         Section 5.01 When Company May Merge, etc .........................   10
         Section 5.02 Successor Corporation Substituted ...................   10

ARTICLE 6 Defaults and Remedies ...........................................   10

         Section 6.01 Events of Default ...................................   10
         Section 6.02 Acceleration ........................................   11


                                      (1)

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

         Section 6.03 Other Remedies ......................................   12
         Section 6.04 Waiver of Past Defaults .............................   12
         Section 6.05 Control by Majority .................................   12
         Section 6.06 Limitation on Suits .................................   12
         Section 6.07 Rights of Holders To Receive Payment ................   13
         Section 6.08 Priorities ..........................................   13
         Section 6.09 Undertaking for Costs ...............................   13
         Section 6.10 Proof of Claim ......................................   13
         Section 6.11 Actions of a Holder .................................   14

ARTICLE 7 Trustee .........................................................   14

         Section 7.01 Duties of Trustee ...................................   14
         Section 7.02 Rights of Trustee ...................................   15
         Section 7.03 Individual Rights of Trustee; Disqualification ......   15
         Section 7.04 Trustee's Disclaimer ................................   15
         Section 7.05 Notice of Defaults ..................................   15
         Section 7.06 Reports by Trustee to Holders .......................   15
         Section 7.07 Compensation and Indemnity ..........................   16
         Section 7.08 Replacement of Trustee ..............................   16
         Section 7.09 Successor Trustee by Merger, etc ....................   17
         Section 7.10 Eligibility .........................................   17
         Section 7.11 Preferential Collection of Claims Against Company ...   17

ARTICLE 8 Satisfaction and Discharge ......................................   17

         Section 8.01 Satisfaction and Discharge of Indenture .............   17
         Section 8.02 Application of Trust Funds ..........................   18
         Section 8.03 Reinstatement .......................................   19
         Section 8.04 Repayment to Company ................................   19

ARTICLE 9 Amendments ......................................................   19

         Section 9.01 Without Consent of Holders ..........................   19
         Section 9.02 With Consent of Holders .............................   19
         Section 9.03 Compliance with Trust Indenture Act and
                      Section 12.03 .......................................   20
         Section 9.04 Revocation and Effect of Consents and Waivers .......   20
         Section 9.05 Notice of Amendment; Notation on or Exchange
                      of Securities .......................................   21
         Section 9.06 Trustee Protected ...................................   21

ARTICLE 10 Conversion .....................................................   21

         Section 10.01 To be provided .....................................   21

ARTICLE 11 Subordination ..................................................   21

         Section 11.01 To be provided .....................................   21


                                      (ii)

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

ARTICLE 12 Miscellaneous ..................................................   21

         Section 12.01 Notices ............................................   21
         Section 12.02 Communication by Holders with Other Holders ........   22
         Section 12.03 Certificate and Opinion as to Conditions Precedent .   22
         Section 12.04 Statements Required in Certificate or Opinion ......   22
         Section 12.05 Rules by' Trustee and Agents .......................   22
         Section 12.06 Legal Holidays .....................................   23
         Section 12.07 No Recourse Against Others .........................   23
         Section 12.08 Duplicate Originals ................................   23
         Section 12.09 Variable Provisions ................................   23
         Section 12.10 Governing Law ......................................   24

EXHIBIT A - Face of Security


                                     (iii)

                              CROSS-REFERENCE TABLE

TIA Section                                                  Indenture Section
-----------                                                  -----------------

310  (a)(1) .............................................                  7.I0
     (a)(2) .............................................                  7.10
     (a)(3) .............................................                  N.A.
     (a)(4) .............................................                  N.A.
     (a)(5) .............................................                  N.A.
     (b) ................................................            7.08; 7.10
     (c) ................................................                  N.A.
311  (a) ................................................                  7.11
     (b) ................................................                  7.11
     (c) ................................................                  N.A.
312  (a) ................................................                  2.05
     (b) ................................................                 12.02
     (c) ................................................                  N.A.
313  (a) ................................................                  7.06
     (b)(l) .............................................                  N.A.
     (b)(2) .............................................                  7.00
     (c) ................................................                  7.06
     (d) ................................................                  7.06
314  (a)(1) .............................................                  4.02
     (a)(2) .............................................                 12.01
     (a)(4) .............................................                  4.03
     (b) ................................................                  N.A.
     (c) ................................................  2.02;7.02(b);8.01(3)
     (c)(l) .............................................                 13.04
     (c)(2) .............................................                 13.04
     (c)(3) .............................................                 13.04
     (d) ................................................                  N.A.
     (e) ................................................            4.03;12.04
     (f) ................................................                  4.03
315  (a)(1) .............................................       6.05;7.01(b)(t)
     (a)(2) .............................................            7.01(b)(2)
     (b) ................................................           7.05; 12.01
     (c) ................................................               7.01(a)
     (d)(1) .............................................               7.0t(b)
     (d)(2) .............................................            7.01(c)(2)
     (d)(3) .............................................       6.05;7.01(c)(3)
     (e) ................................................                  6.09
316  (a)(last sentence) .................................                  2.09
     (a)(t)(A) ..........................................                  6.05
     (a)(1)(B) ..........................................                  6.04
     (a)(2)
     (b) ................................................                  6.07
     (c) ................................................                  9.04
317  (a)(1)
     (a)(2)
     (b) ................................................                  2.04
318  (a)

N.A. means not applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.


                                      (iv)

            INDENTURE dated as of ___________, between STAKE TECHNOLOGY LTD., a corporation organized and existing under the laws of Canada ("Company"), and [_____________], a [New York] corporation ("Trustee").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's ___% Debentures Due ____ ("Securities"):

                                   ARTICLE 1

 Definitions and Rules of Construction; Applicability of the Trust Indenture Act

            Section 1.01 Definitions.

            "Affiliate" Any Person controlling or controlled by or under common control with the Company. "Control" for this definition means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent" Any Registrar, Paying Agent or Conversion Agent.

            "Board" The Board of Directors of the Company or any officer or committee thereof authorized to act for such Board.

            "Business Day" A day that is not a Legal Holiday.

            "Company" The party named as such above until a successor which duly assumes the obligations upon the Securities and under the Indenture replaces it and thereafter means the successor.

            "Debt" means, with respect to any Person, (i) any obligation of such Person to pay the principal of, premium of, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such Person
(A) for borrowed money (including instances where the recourse of the lender is to the whole of the assets of such Person or to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) including securities, (C) for any letter of credit or performance bond in favor of such Person, or (D) for the payment of money relating to a capitalized lease obligation; (ii) any liability of others of the kind described in the preceding clause (i), which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation of the type described in clauses (i) and (ii) secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and (iv) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii).

            "Default" Any event which is, or after notice or passage of time would be, an Event of Default.

            "Exchange Act" The Securities Exchange Act of 1934, as amended.

            "Holder" or "Securityholder" A Person in whose name a Security is registered.

            "Indenture" This Indenture as amended from time to time, including the terms of the Securities and any amendments.

            "Officers' Certificate" A certificate signed by two Officers, one of whom must be the President, the Treasurer or a Vice-President of the Company. See Sections 12.03 and 12.04.

            "Opinion of Counsel" Written opinion from legal counsel who is acceptable to the Trustee. See Sections 12.03 and 12.04.

            "Person" Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

            "Principal" of a Security means the principal of the Security plus the premium, if any, on the Security which is due or overdue or is to become due at the relevant time.

            "Proceeding" A liquidation, dissolution, bankruptcy, insolvency, reorganization, receivership or similar proceeding under Bankruptcy Law, an assignment for the benefit of creditors, any marshalling of assets or liabilities, or winding up or dissolution, but shall not include any transaction permitted by and made in compliance with Article 5.

            "SEC" The Securities and Exchange Commission.

            "Securities" The Securities described above issued under this Indenture.

            "TIA" The Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Sections 1.04 and 9.03.

            "Trust Officer" Any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or to whom a matter concerning the Indenture may be referred.

            "Trustee" The party named as such above until a successor replaces it and thereafter means the successor.

            "U.S. Government Obligations" Securities that are direct, noncallable, nonredeemable obligations of, or noncallable, nonredeemable obligations guaranteed by, the United States of America for the timely payment of which obligation or guarantee the full faith and credit of the United States of America is pledged, or funds consisting solely of such securities, including funds managed by the Trustee or one of its Affiliates (including such funds for which it or its Affiliates receives fees in connection with such management).

            Section 1.02 Other Definitions.

                                                                 Defined
            Term                                                in Section

            "Bankruptcy Law"                                       6.01
            "Conversion Agent"                                     2.03
            "Custodian"                                            6.01
            "Defaulted Interest"                                   2.13
            "Event of Default"                                     6.01
            "Legal Holiday"                                       12.06
            "Notice"                                              12.01
            "Officer"                                             12.09
            "Paying Agent"                                         2.03
            "Registrar"                                            2.03

            Section 1.03 Rules of Construction. Unless the context otherwise requires:

            (1) a term defined in Sections 1.01 or 1.02 has the meaning assigned to it therein, and terms defined in the TIA have the meanings assigned to them in the TIA;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) provisions apply to successive events and transactions;

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (7) "including" means including without limitation.

            Section 1.04 Trust Indenture Act. The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture upon and so long as the Indenture and Securities are subject to the TIA. If any provision of this Indenture limits, qualifies or conflicts with such duties, the imposed duties shall control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

            [Any reference to a requirement under the TIA shall only apply upon and so long as the Indenture is qualified under and subject to the TIA.]

                                   ARTICLE 2

                                 The Securities

            Section 2.01 Form and Dating. The Securities and the certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by Section 2.11, law, stock exchange rule, automated quotation system, agreements to which the Company is subject, or usage. Each Security shall be dated the date of its authentication.

            Section 2.02 Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security is still valid.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate Securities for original issue up to the amount stated in paragraph 4 of Exhibit A in accordance with an Officers' Certificate of the Company. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

            Section 2.03 Agents. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), where Securities may be presented for payment ("Paying Agent") and where Securities may be presented for conversion to the extent and in the manner set forth in Article 10 ("Conversion Agent"). Whenever the Company must issue or deliver Securities pursuant to this Indenture, the Trustee shall authenticate the Securities at the Company's request. The Registrar shall keep a register of the Securities and of their transfer and exchange.

            The Company may appoint more than one Registrar, Paying Agent or Conversion Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company does not appoint another Registrar, Paying Agent, or Conversion Agent, the Trustee shall act as such.

            Section 2.04 Paying Agent To Hold Money in Trust. On or prior to each due date of the Principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of the Principal of or interest on the Securities and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Company or any Affiliate acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

            Section 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least 10 Business Days before each interest payment date and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            Section 2.06 Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon surrender of a Security for registration of transfer. When a Security is presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met and the Security has not been redeemed. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.10, 3.06 or 9.05.

            All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            Section 2.07 Replacement Securities. If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company that the Security has been acquired by a protected purchaser, the Company shall issue a replacement Security. If required by the Trustee or the Company, an indemnity bond must be provided which is sufficient in the judgment of both to protect the Company, the Trustee and the Agents from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge the Holder for its expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Company.

            Section 2.08 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by the Registrar, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

            If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

            If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

            Section 2.09 Treasury Securities Disregarded for Certain Purposes. In determining whether the Holders of the required Principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded and deemed not to be outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

            Section 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Company may use temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.

            Section 2.11 Global Securities. The Company may issue some or all of the Securities in temporary or permanent global form. The Company may issue a global Security only to a depository. A depository may transfer a global Security only to its nominee or to a successor depository. A global Security shall represent the amount of Securities specified in the global Security. A global Security may have variations that the depository requires or that the Company considers appropriate for such a security.

            Beneficial owners of part or all of a global Security are subject to the rules of the depository as in effect from time to time.

            The Company, the Trustee and the Agents shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.

            Section 2.12 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Paying Agent and Conversion Agent, if not the Trustee, shall forward to the Trustee any Securities surrendered to them for payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and shall dispose of canceled Securities according to its standard procedures or as the Company otherwise directs. The Company may not issue new Securities to replace Securities that it has paid or which have been delivered to the Trustee for cancellation or that any Securityholder has converted.

            Section 2.13 Defaulted Interest. If the Company defaults in a payment of interest on the Securities ("Defaulted Interest") such Defaulted Interest shall cease to be payable to the Securityholder on the relevant record date and shall be paid by the Company, at its election, under either (1) or (2) below:

            (1) The Company may pay the Defaulted Interest together with interest thereon to the Persons which are Securityholders on a subsequent special record date. The Company shall notify the Trustee of the amount of Defaulted Interest together with interest thereon to be paid and pay over such amount to the Trustee. The Trustee shall then fix a special record date and at the Company's expense shall notify Securityholders not less than 10 days prior to such special record date of the proposed payment, of the special record date, and of the payment date.

            (2) The Company may make payment of Defaulted Interest together with interest thereon in any lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance. The Company shall give prompt notice to the Trustee and Securityholders that it intends to make payment pursuant to this Section 2.13(2) and of the special record date of the proposed payment, and of the payment date.

                                   ARTICLE 3

                                   Redemption

            Section 3.01 Notice to Trustee. If Securities are to be redeemed, the Company shall notify the Trustee of the redemption date, the Principal amount of Securities to be redeemed and the provision of the Securities permitting or requiring the redemption.

            The Company may reduce the Principal amount of Securities required to be redeemed pursuant to Paragraph Six of the Securities if it notifies the Trustee of the amount of the credit and the basis for it by delivery of an Officers' Certificate. If the reduction is based on a credit for redeemed, converted or canceled Securities that the Company has not previously delivered to the Trustee for cancellation, the Company shall deliver such Securities to the Registrar before the selection of securities to be redeemed.

            The Company shall give each notice provided for in this Section at least 50 days before the redemption date unless a shorter period is satisfactory to the Trustee. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days prior to the redemption date.

            Section 3.02 Selection of Securities To Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by a method that complies with the requirements, if any, of any stock exchange on which the Securities are listed and that the Trustee considers fair and appropriate, which may include selection pro rata or by lot. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the Principal of Securities that have denominations larger than $1,000. Securities and portions thereof selected by the Trustee shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

            Section 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed.

            The notice shall state that it is a notice of redemption, identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent and Conversion Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

            (6) list the CUSIP number of the Securities and state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

            Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            Section 3.05 Deposit of Redemption Price. On or before the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any Affiliate is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued interest on, all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Registrar for cancellation. The Paying Agent shall return to the Company any money not required for that purpose because of conversion of Securities.

            Unless the Company shall default in the payment of Securities (and accrued interest) called for redemption, interest on such Securities shall cease to accrue after the redemption date.

            Section 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder (at the Company's expense) a new Security equal in Principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4

                                    Covenants

            Section 4.01 Payment of Securities. The Company shall pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent holds in accordance with this Indenture on that date money sufficient to pay all Principal and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue Principal at the rate borne by the Securities; it shall pay interest on overdue Defaulted Interest at the same rate to the extent lawful.

            Section 4.02 SEC Reports. The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company will cause any quarterly and annual reports which it makes available to its stockholders to be mailed to the Holders. The Company will also comply with the other provisions of TIA ss. 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            Section 4.03 Compliance Certificate. The Company shall deliver to the Trustee, within [105] days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer's knowledge of the Company's compliance with all conditions and covenants contained in this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

            Section 4.04 Notice of Certain Events. The Company shall give prompt written notice to the Trustee and any Paying Agent of (i) any Proceeding, (it) any Default or Event of Default, (iii) any cure or waiver of any Default or Event of Default, and (iv) if and when the Securities are listed on any stock exchange.

                                   ARTICLE 5

                                   Successors

            Section 5.01 When Company May Merge, etc. The Company shall not consolidate or merge with or into, or transfer all or substantially all of its assets to, any Person unless:

            (1) either the Company shall be the resulting or surviving entity or such person is a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia;

            (2) if the Company is not the resulting or surviving entity, such Person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and

            (3) immediately before and immediately after the transaction no Default exists.

            The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

            Section 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor corporation had been named as the Company herein and in the Securities. Thereafter the obligations of the Company under the Securities and Indenture shall terminate except for the obligation to pay the Principal of and interest on the securities in the case of a transfer.

                                   ARTICLE 6

                              Defaults and Remedies

            Section 6.01 Events of Default. An "Event of Default" occurs if:

            (1) the Company Defaults in the payment of interest on any Security when the same becomes due and payable and such Default continues for a period of [30] days;

            (2) the Company Defaults in the payment of the Principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

            (3) the Company fails to comply with any of its other agreements in the Securities or this Indenture and such failure continues for the period and after the notice specified below;

            (4) the Company pursuant to or within the meaning of any Bankruptcy
      Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its
            creditors; or

            (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company in an involuntary case,

                  (B) appoints a Custodian of the Company or for all or
            substantially all of its property, or

                  (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default, whether it is voluntary or involuntary, or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in Principal amount of the Securities notify the Company and the Trustee of the Default and the Company does not cure the Default, or it is not waived, within [60] days after receipt of the notice. The notice must specify the Default, demand that it be remedied to the extent consistent with law, and state that the notice is a "Notice of Default".

            Section 6.02 Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in Principal amount of the Securities by notice to the Company and the Trustee, may declare the Principal of and accrued interest on all the Securities to be due and payable. Upon such declaration the Principal and interest shall be due and payable immediately.

            The Holders of a majority in Principal amount of the Securities by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration.

            Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

            Section 6.04 Waiver of Past Defaults. The Holders of a majority in Principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except:

            (1) a Default in the payment of the Principal of or interest on any Security; or

            (2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected; or

            Section 6.05 Control by Majority. The Holders of a majority in Principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability or expense for which the Trustee has not received a satisfactory indemnity therefor.

            Section 6.06 Limitation on Suits. A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

            (1) the Holder gives to the Trustee notice of a continuing Event of Default;

            (2) the Holders of at least 25% in Principal amount of the Securities make a request to the Trustee to pursue the remedy;

            (3) the Trustee either (i) gives to such Holders notice it will not comply with the request, or (ii) does not comply with the request within [15 or 30] days after receipt of the request; and

            (4) the Holders of a majority in Principal amount of the Securities do not give the Trustee a direction inconsistent with the request prior to the earlier of the date, if ever, on which the Trustee delivers a notice under Section 6.06(3)(i) or the expiration of the period described in Section 6.06(3)(ii).

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            Section 6.07 Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of Principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

            Nothing in this Indenture limits or defers the right or ability of Holders to petition for commencement of a case under applicable Bankruptcy Law to the extent consistent with such Bankruptcy Law.

            Section 6.08 Priorities. After an Event of Default any money or other property distributable in respect of the Company's obligations under this Indenture shall be paid in the following order:

            First: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;

            Second: to Securityholders for amounts due and unpaid on the Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, respectively; and

            Third: to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders.

            Section 6.09 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in Principal amount of the Securities.

            Section 6.10 Proof of Claim. In the event of any Proceeding, the Trustee may file a claim for the unpaid balance of the Securities in the form required in the Proceeding and cause the claim to be approved or allowed. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any Proceeding.

            Section 6.11 Actions of a Holder. For the purpose of providing any consent, waiver or instruction to the Company or the Trustee, a "Holder" or "Securityholder" shall include a Person who provides to the Company or the Trustee, as the case may be, an affidavit of beneficial ownership of a Security together with a satisfactory indemnity against any loss, liability or expense to such party to the extent that it acts upon such affidavit of beneficial ownership (including any consent, waiver or instructions given by a Person providing such affidavit and indemnity).

                                   ARTICLE 7

                                     Trustee

            Section 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (4) The Trustee may refuse to perform any duty or exercise any right or power which would require it to expend its own funds or risk any liability if it shall reasonably believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            Section 7.02 Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or an Opinion of Counsel. The Trustee may also consult with counsel on any matter relating to the Indenture or the Securities and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (e) Except in connection with compliance with TIA ss. 310 or ss. 311, the Trustee shall only be charged with knowledge of Trust Officers.

            Section 7.03 Individual Rights of Trustee; Disqualification. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA ss. 310(b) and ss. 311.

            Section 7.04 Trustee's Disclaimer. The Trustee shall have no responsibility for the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its authentication.

            Section 7.05 Notice of Defaults. If a continuing Default is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders. [The Trustee shall mail to Securityholders any notice it receives from Securityholder(s) under Section 6.06, and of any notice the Trustee provides pursuant to Section 6.06(3)( 1).]

            Section 7.06 Reports by Trustee to Holders. If required pursuant to TIA ss. 313(a), within 60 days after the reporting date stated in Section 12.09, the Trustee shall mail to

Securityholders a brief report dated as of such reporting date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b)(2).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed.

            Section 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services, including for any Agent capacity in which it acts. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee against any loss, liability or expense incurred by it including in any Agent capacity in which it acts. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not unreasonably be withheld.

            The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence, wilful misconduct or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay Principal and interest on particular Securities.

            Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            Section 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign by so notifying the Company. The Holders of a majority in Principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

            (1)   the Trustee fails to comply with Section 7.10;

            (2)   the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or public officer takes charge of the Trustee or its property; or

            (4)   the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

            If a successor Trustee is not appointed and does not take office within 30 days after the retiring Trustee resigns, the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office. If a successor Trustee does not take office within [45] days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or, subject to Section 6.09, any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Within one year after a successor Trustee appointed by the Company or a court pursuant to this Section 7.08 takes office, the Holders of a majority in Principal amount of the Securities may appoint a successor Trustee to replace such successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is eligible and qualified under Section 7.10.

            Section 7.10 Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and ss. 310(a)(2). The Trustee shall always have a combined capital and surplus as stated in Section 12.09.

            Section 7.11 Preferential Collection of Claims Against Company. Upon and so long as the Indenture is qualified under the TIA, the Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed is subject to TIA ss. 311(a) to the extent indicated.

                                   ARTICLE 8

                           Satisfaction and Discharge

            Section 8.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities expressly provided for herein), and the Trustee, on demand of and at expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

            (1) either

                  (A) all Securities theretofore authenticated and delivered
            (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and
            (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.04) have been delivered to the Trustee for cancellation; or

                  (B) all such Securities not theretofore delivered to the
            Trustee for cancellation

                        (i) have become due and payable, or

                        (ii) will become due and payable at their stated
                  maturity within one year, or

                        (iii) are to be called for redemption within one year
                  under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                  and the Company in the case of (i), (ii), and (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for Principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

            (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Holders under Section 4.01, to the Trustee under Section 7.07, and, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 8.02 shall survive.

Section 8.02 Application of Trust Funds. The Trustee or Paying Agent shall hold in trust, for the benefit of the Holders, all money and U.S. Government Obligations deposited with it (or into which such money and U.S. Government Obligations are reinvested) pursuant to Section 8.01. It shall apply such deposited money and money from U.S. Government

Obligations in accordance with this Indenture to the payment of the Principal and interest on the Securities. Money and U.S. Government Obligations so held in trust are subject to the Trustee's rights under Section 7.07.

            Section 8.03 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Obligations in accordance with Section 8.01 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company makes any payment of Principal of or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent after payment in full to the Holders.

            Section 8.04 Repayment to Company. The Trustee and Paying Agent shall promptly turn over to the Company upon request any excess money or U.S. Government Obligations held by them at any time. All money or U.S. Government Obligations deposited with the Trustee pursuant to Section 8.01 (and held by it or a Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon request.

            The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payment of Principal or interest that remains unclaimed for two years after the right to such money has matured. After payment to the Company, Securityholders entitled to the money shall look to the Company for payment as unsecured general creditors unless an abandoned property law designates another Person.

                                   ARTICLE 9

                                   Amendments

            Section 9.01 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

            (1) to cure any ambiguity, defect or inconsistency;

            (2) to comply with Sections 5.01; or

            (3) to make any change that does not adversely affect the rights of any Securityholder.

            Section 9.02 With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in Principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment under this Section may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the interest on or change the time for payment of interest on any Security;

            (3) reduce the Principal of or change the fixed maturity of any Security;

            (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed;

            (5) make any Security payable in money other than that stated in the Security;

            (6) make any change in Section 6.04, 6.07 or 9.02 (second sentence);

            (7) make any change that adversely affects the right to convert any Security; or

            (8) make any change that adversely affects the preference or priority of the Security.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            Section 9.03 Compliance with Trust Indenture Act and Section 12.03. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect, so long as the Indenture and Securities are subject to the TIA. The Trustee is entitled to, and the Company shall provide an Opinion of Counsel and Officers' Certificate that the Trustee's execution of any amendment or supplemental indenture is permitted under this Article 9.

            Section 9.04 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or Waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            Section 9.05 Notice of Amendment; Notation on or Exchange of Securities. After any amendment under this Article becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Article.

            The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company may issue in exchange for affected Securities new Securities that reflect the amendment or waiver.

            Section 9.06 Trustee Protected. The Trustee need not sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE 10

                                   Conversion

            Section 10.01 To be Supplemented. If a Security is to be convertible into common shares or other securities of the Company, then the Company and the Trustee may enter into a supplemental indenture setting forth the conversion rights of the Holder of a Security.

                                   ARTICLE 11

                                  Subordination

            Section 11.01 To be Supplemented. If a Security is to be subordinated to other debt securities of the Company, then the Company and the Trustee may enter into a supplemental indenture setting forth the provisions governing such subordination.

                                   ARTICLE 12

                                  Miscellaneous

            Section 12.01 Notices. Any notice by one party to the other shall be in writing and sent to the other's address stated in Section 12.09. The notice is duly given if it is delivered in Person or sent by a national courier service which provides next Business Day delivery or by first-class mail.

            A party by notice to the other party may designate additional or different addresses for subsequent notices

            Any notice sent to a Securityholder shall be mailed by first-class letter mailed to its address shown on the register kept by the Registrar. Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders.

            If a notice is delivered or mailed in the manner provided above within the time prescribed, it is duty given, whether or not the addressee receives it.

            If the Company mails a notice to Securityholders, it shall deliver or mail a copy to the Trustee and each Agent at the same time.

            A "notice" includes any communication required by this Indenture.

            Section 12.02 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, and Registrar and anyone else shall have the protection of TIA ss. 312(c).

            Section 12.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Section 12.04 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that each Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

            Section 12.05 Rules by' Trustee and Agents. The Trustee may make reasonable hales for action by or a meeting of Securityholders. The Agent may make reasonable rules and set reasonable requirements for its functions.

            Section 12.06 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal

Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            Section 12.07 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

            Section 12.08 Duplicate Originals. The parties may sign any number of copies, and may execute such in counterparts, of this Indenture. One signed copy is enough to prove this Indenture.

            Section 12.09 Variable Provisions. "Officer" means the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

            The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent.

            The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on ____________, 20__.

            The reporting date for Section 7.06 is ____________ of each year. The first reporting date is __________________.

            The Trustee shall always have a combined capital and surplus of at least S as set forth in its most recent published annual report of condition. The Trustee will be deemed to be in compliance with the capital and surplus requirement set forth in the preceding sentence if its obligations are guaranteed by a Person which could otherwise act as Trustee, hereunder and which meets such capital and surplus requirement and the Trustee has at least the minimum capital and surplus required by TIA ss. 310(a)(2).

            In determining whether the Trustee has a conflicting interest as defined in TIA ss. 310(b)(I), the following is excluded: Indenture dated as of [______] , between the Company and [_____________], Trustee for the ___% Debentures Due ___.

           The Company's address is:

           2838 Highway 7
           Norval, Ontario L0P 1K0
           Canada
           Facsimile No.:  [_____________]
           Attention:  [_________________]

           The Trustee's address is:

           [Trustee's Name]
           [Address]
           Facsimile No.:  [_____________]
           Attention:  [_________________]

            Section 12.10 Governing Law. The laws of the [State of ________________] shall govern this Indenture and the Securities.

Dated:                                  STAKE TECHNOLOGY LTD.


                                        By: ____________________________________
                                              Name:
                                              Title:

Attest:

_______________________________
Name:
Title:

Dated:                                  [_______________________________]


                                        By: ____________________________________
                                              Name:
                                              Title:

Attest:

_______________________________
Name:
Title:

                                                                       EXHIBIT A

                               (Face of Security)

No.                                                              $ _____________

                              STAKE TECHNOLOGY LTD.

                           ___% Debenture Due ________
                  Interest Payment Dates: _____________________
                       Record Dates: _____________________

Stake Technology Ltd. promises to pay to _________________, or registered assigns, the sum of ________________________________ Dollars on _____________.

            See the reverse and the Indenture referenced for additional provisions of this Security.

Dated:

Authenticated:

[______________________] as Trustee     STAKE TECHNOLOGY LTD.


By: __________________________          By: ____________________________________
Authorized Officer


                                        By: ____________________________________

                                                                 [SEAL]

                               (Back of Security)

                              STAKE TECHNOLOGY LTD.

                         _____ % Debenture Due ________

            1. Interest. Stake Technology Ltd. ("Company"), a corporation organized and existing under the laws of Canada, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on ______________ and ____________ of each year. Interest on Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _____________. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. The Company will pay interest on the Securities to the Persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided herein or in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest by check payable in such money. It may mail an interest check to a record date holder's registered address.

            3. Bond Agents. Initially, [_____________] ("Trustee"), [address], will act as Registrar, Paying Agent and Conversion Agent. The Company may change any such Agent without notice. The Company or an Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

            4. Indenture. The Company issued the Securities under an Indenture dated as of [__________] ("Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) ("the Act"). The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $ _______ in aggregate principal amount.

            5. Redemption. [The Securities may not be redeemed at the option of the Company prior to (date).] The Company may redeem all the Securities at any time or some of them from time to time [after (date)] at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date:

            If redeemed during the 12-month period beginning

     Year              Percentage              Year              Percentage
     ----              ----------              ----              ----------

            6. Mandatory Redemption. The Company will redeem $ ________ principal amount of Securities on _____________ and on each _______________ thereafter through _______________ at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

            The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities that have been previously cancelled, that the Company has delivered to the Trustee for cancellation or that the Company has redeemed other than pursuant to this paragraph. The Company may so subtract the same Security only once.

            7. Additional Optional Redemption. In addition to redemptions pursuant to paragraph 6, the Company may redeem not more than $_______ principal amount of Securities on ______________ and on each ______________ thereafter through ______________ at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

            8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address.

            9. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes required by law. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

            10. Persons Deemed Owner. Subject to Section 6.11, the registered holder of a Security may be treated as its owner for all purposes.

            11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended, and any Default may be waived, with the consent of the holders of a majority in Principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Securityholders or to make any, change that does not adversely affect the rights of any Securityholder.

            12. Successor. When successors assume all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations, except as provided in the Indenture.

            13. Defeasance Prior to Redemption or Maturity. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Securities to redemption or maturity.

            14. Defaults and Remedies. Subject to the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the holders of at least 25% in Principal amount of the Securities may declare all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the indenture or the Securities. Subject to certain limitations, holders of a majority in Principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

            15. Trustee Dealings with Company. [_________________], the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee, subject to the indenture and the Act.

            16. No Recourse Against Other. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

            17. Authentication. This Security shall not be valid until authenticated by a manual signature of the Trustee.

            18. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to: Stake Technology Ltd., 2838 Highway 7, Norval, Ontario, L0P 1K0, Canada.